EXHIBIT 99.1

Vanguard Reports Third Quarter Results

NASHVILLE, Tenn. – May 11, 2009 -- Vanguard Health Systems, Inc. (“Vanguard”) today announced results for the third quarter ended March 31, 2009.

Total revenues for the quarter ended March 31, 2009 were $858.0 million, an increase of $132.4 million or 18.2% from the prior year quarter. Patient service revenues and health plan premium revenues increased $68.2 million and $64.2 million, respectively, from the prior year quarter. The increase in patient service revenues was primarily attributable to a 1.5% increase in hospital adjusted discharges and an 8.2% increase in patient revenue per adjusted hospital discharge during the current year quarter compared to the prior year quarter. Approximately 3.3% of the increase in patient revenue per adjusted hospital discharge during the current year quarter relates to $18.7 million of revenues recognized from the Illinois provider tax assessment (“PTA”) program that were not recognized during the prior year quarter. $12.4 million of the $18.7 million of PTA revenues related to Vanguard’s first and second quarters of fiscal 2009. The increase in health plan premium revenues was primarily attributable to a 59.9% increase in average membership in Phoenix Health Plan (“PHP”) during the current year quarter as a result of its new contract with the Arizona Health Care Cost Containment System effective October 1, 2008, as previously disclosed.

For the quarter ended March 31, 2009, Vanguard had income from continuing operations of $16.1 million compared to $7.5 million during the prior year quarter. Many comparisons of individual cost and expense items as a percentage of total revenues during the current year quarter were impacted by the growth in health plan premium revenues and PTA program revenues previously discussed. For the acute care services segment, salaries and benefits as a percentage of patient service revenues were 46.7% during the current year quarter compared to 47.5% during the prior year quarter. Supplies as a percentage of patient service revenues decreased to 17.1% during the current year quarter compared to 18.6% during the prior year quarter. This decrease was partly attributable to the impact of the PTA program revenues and partly attributable to continued implementation of supply chain initiatives. Medical claims expense as a percentage of health plan premium revenues increased to 78.6% during the current year quarter compared to 72.1% during the prior year quarter as a result of changes to capitation rates, enrollee medical costs and enrollee demographic mix under PHP’s new contract. The combined provision for doubtful accounts and charity care as a percentage of patient service revenues was 11.0% during the current year quarter compared to 12.6% during the prior year quarter due to positive trends in cash collections, quarterly hindsight analysis and self-pay revenue and volume indicators. Other operating expenses as a percentage of total revenues increased to 9.3% during the current year quarter compared to 7.2% during the prior year quarter. Other operating expenses during the current year quarter were adversely impacted by $10.1 million of expenses ($6.7 million of which related to Vanguard’s first and second quarters of fiscal 2009) recognized for the portion of the PTA program revenues that were subsequently paid to the state of Illinois and by a $14.9 million malpractice judgment against one of Vanguard’s hospitals that exceeded the $10.0 million self-insured limit of Vanguard’s captive insurance subsidiary. The impact of this verdict on professional and general liability reserves and the additional premiums due under a retrospectively rated excess coverage policy increased other operating expenses by $11.9 million during the current year quarter. Net income for the current year quarter increased to $15.8 million compared to $6.5 million for the prior year quarter.

Adjusted EBITDA was $86.2 million for the quarter ended March 31, 2009, an increase of $11.1 million or 14.8% from the prior year quarter. A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the quarters ended March 31, 2008 and 2009 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended March 31, 2009 reflect a 2.8% decrease in discharges and a 1.5% increase in hospital adjusted discharges compared to the prior year quarter. Inpatient surgeries and outpatient surgeries increased 2.3% and 3.3%, respectively, during the current year quarter compared to the prior year quarter. Emergency room visits increased 2.5% during the current year quarter compared to the prior year quarter.

Total revenues for the nine months ended March 31, 2009 were $2,369.6 million, an increase of $295.5 million or 14.2% from the prior year period.  Patient service revenues and health plan premium revenues increased $148.4 million and $147.1 million, respectively, from the prior year period. Patient service revenues for the current year period were positively impacted by a 1.8% increase in hospital adjusted discharges and a 6.9% increase in patient revenue per adjusted hospital discharge compared to the prior year period. Health plan premium revenues increased 44.1% during the current year period primarily due to PHP’s new contract that went into effect on October 1, 2008, as previously discussed.

For the nine months ended March 31, 2009, Vanguard had income from continuing operations of $26.2 million compared to $0.4 million during the prior year period. Net income for the current year period was $26.8 million compared to $0.1 million for the prior year period.

Adjusted EBITDA was $227.9 million for the nine months ended March 31, 2009, an increase of $27.8 million or 13.9% from the prior year period.  A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the nine-month periods ended March 31, 2008 and 2009 is included in the attached supplemental financial information.

The consolidated operating results for the nine months ended March 31, 2009 reflect a 0.5% decrease in discharges and a 1.8% increase in hospital adjusted discharges compared to the prior year period. Inpatient surgeries and outpatient surgeries increased 2.4% and 4.3%, respectively, while emergency room visits increased 0.8% during the current year period compared to the prior year period.

Cash flows from operating activities were $247.4 million for the nine months ended March 31, 2009, an increase of $122.0 million from the prior year period. The increase was primarily attributable to the improved operating results during the current year period, improved net cash collections on accounts receivable and the impact of PHP’s significant enrollee growth on the timing of capitation payments received and claims payments made for new members. Net days in accounts receivable improved by 6 days from 53 days as of March 31, 2008 to 47 days as of March 31, 2009. Vanguard’s cash and cash equivalents balance was $292.2 million as of March 31, 2009 compared to $141.6 million as of June 30, 2008.

Vanguard will host a conference call for investors at 11:00 am EDT on May 12, 2009.  All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on Vanguard’s web site at www.vanguardhealth.com or at http://www.visualwebcaster.com/event.asp?id=57980. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s web site www.vanguardhealth.com. To access the replay, click on the Latest News page on the Investor Relations section of www.vanguardhealth.com.

Vanguard owns and operates 15 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of a prolonged economic recession and tightened credit and capital markets on Vanguard’s results of operations, financial position and cash flows including its ability to successfully service its debt, remain in compliance with debt covenants under its senior secured credit agreement, draw upon or replace its revolving loan facility that expires in September 2010 and repay or refinance outstanding borrowings under its term loan facility that matures in September 2011; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; the availability and terms of capital to fund the expansion of Vanguard’s business; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions)

	Three months ended March 31,

	2008		2009

Patient service revenues	$607.9	83.8%	$676.1	78.8%
Premium revenues	117.7	16.2	181.9	21.2

Total revenues	725.6	100.0	858.0	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $0.9 and $1.2, respectively)	297.9	41.1	328.4	38.3
Supplies	112.9	15.5	115.3	13.4
Medical claims expense	84.9	11.7	143.0	16.7
Provision for doubtful accounts	53.1	7.3	52.5	6.1
Purchased services	39.6	5.4	43.3	5.0
Rents and leases	10.7	1.5	11.0	1.3
Other operating expenses	52.3	7.2	79.5	9.3
Depreciation and amortization	31.6	4.4	31.6	3.7
Interest, net	29.4	4.1	27.2	3.2
Other	2.2	0.3	1.9	0.2

Total costs and expenses	714.6	98.5	833.7	97.2

Income from continuing operations before income taxes	11.0	1.5	24.3	2.8
Income tax expense	3.5	0.5	8.2	0.9

Income from continuing operations	7.5	1.0	16.1	1.9
Loss from discontinued operations, net of taxes	(1.0)	(0.1)	(0.3)	(0.1)

Net income	$6.5	0.9%	$15.8	1.8%

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Income Statements (Unaudited)
(In millions)

	Nine months ended March 31,

	2008		2009

Patient service revenues	$1,740.4	83.9%	$1,888.8	79.7%
Premium revenues	333.7	16.1	480.8	20.3

Total revenues	2,074.1	100.0	2,369.6	100.0

Costs and Expenses:
Salaries and benefits (includes stock compensation of $1.9 and $3.4, respectively)	851.6	41.1	923.7	39.0
Supplies	323.2	15.6	339.9	14.3
Medical claims expense	242.9	11.7	370.7	15.6
Provision for doubtful accounts	156.2	7.5	155.4	6.6
Purchased services	111.7	5.4	125.0	5.3
Rents and leases	30.7	1.5	32.5	1.3
Other operating expenses	159.6	7.7	197.9	8.4
Depreciation and amortization	96.8	4.7	96.0	4.0
Interest, net	93.4	4.5	84.5	3.6
Other	7.6	0.3	4.3	0.2

Total costs and expenses	2,073.7	100.0	2,329.9	98.3

Income from continuing operations before income taxes	0.4	0.0	39.7	1.7
Income tax expense	–	0.0	13.5	0.6

Income from continuing operations	0.4	0.0	26.2	1.1
Income (loss) from discontinued operations, net of taxes	(0.3)	0.0	0.6	0.0

Net income	$0.1	0.0%	$26.8	1.1%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income
(In millions)

	Three months ended March 31,		Nine months ended March 31,

	2008	2009	2008	2009

Net income	$6.5	$15.8	$0.1	$26.8
Interest, net	29.4	27.2	93.4	84.5
Income tax expense	3.5	8.2	–	13.5
Depreciation and amortization	31.6	31.6	96.8	96.0
Minority interests	0.6	0.7	2.3	2.3
Loss (gain) on disposal of assets	0.6	–	0.8	(2.1)
Equity method income	(0.3)	(0.1)	(0.5)	(0.4)
Stock compensation	0.9	1.2	1.9	3.4
Monitoring fees and expenses	1.3	1.3	5.0	3.9
Realized holding loss on investments	–	–	–	0.6
Discontinued operations, net of taxes	1.0	0.3	0.3	(0.6)

Adjusted EBITDA (a)	$75.1	$86.2	$200.1	$227.9

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, gain or loss on the disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized holding loss on investments and discontinued operations, net of taxes.  Adjusted EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In millions)

		(Unaudited)
	June 30, 2008	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$141.6	$292.2
Restricted cash	2.1	2.0
Marketable securities	26.3	–
Accounts receivable, net of allowance for uncollectible accounts of approximately $117.7 and $119.8 at June 30, 2008 and March 31, 2009, respectively	300.4	319.9
Inventories	49.2	49.5
Prepaid expenses and other current assets	80.3	90.0

Total current assets	599.9	753.6

Property, plant and equipment, net	1,174.0	1,159.6
Goodwill	689.2	691.7
Intangible assets, net	61.4	57.7
Investments in and advances to affiliates	6.0	5.4
Investments in auction rate securities	–	24.2
Other assets	51.8	50.8

Total assets	$2,582.3	$2,743.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$162.8	$170.1
Accrued salaries and benefits	97.4	106.8
Accrued health claims	51.1	97.9
Accrued interest	13.2	26.1
Other accrued expenses and current liabilities	49.6	95.5
Current maturities of long-term debt	8.0	8.0

Total current liabilities	382.1	504.4
Minority interests in equity of consolidated entities	9.1	7.9
Other liabilities	97.0	105.0
Long-term debt, less current maturities	1,529.5	1,539.8
Commitments and contingencies

Stockholders’ equity:
Common Stock	–	–
Additional paid-in capital	647.1	650.4
Accumulated other comprehensive income (loss)	2.8	(6.0)
Retained deficit	(85.3)	(58.5)

Total liabilities and stockholders’ equity	$2,582.3	$2,743.0

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine months ended March 31,

	2008	2009

Operating activities:
Net income	$0.1	$26.8
Adjustments to reconcile net income to net cash from operating activities:
Loss (income) from discontinued operations	0.3	(0.6)
Depreciation and amortization	96.8	96.0
Provision for doubtful accounts	156.2	155.4
Deferred income taxes	(3.3)	(1.0)
Amortization of loan costs	3.6	4.0
Accretion of principal on senior discount notes	14.4	16.0
Loss (gain) on disposal of assets	0.8	(2.1)
Stock compensation	1.9	3.4
Realized holding loss on investments	–	0.6
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(193.6)	(174.5)
Inventories	(2.4)	(0.3)
Prepaid expenses and other current assets	(1.1)	4.9
Accounts payable	22.1	7.2
Accrued expenses and other liabilities	27.6	111.0

Net cash provided by operating activities – continuing operations	123.4	246.8
Net cash provided by operating activities – discontinued operations	2.0	0.6

Net cash provided by operating activities	125.4	247.4
Investing activities:
Capital expenditures	(80.9)	(87.3)
Acquisitions	(0.2)	(3.7)
Purchases of short-term investments	(90.0)	–
Sales of short-term investments	60.0	–
Other	0.7	0.2

Net cash used in investing activities – continuing operations	(110.4)	(90.8)
Net cash provided by investing activities – discontinued operations	2.8	–

Net cash used in investing activities	(107.6)	(90.8)
Financing activities:
Payments of long-term debt	(5.9)	(5.8)
Proceeds from stock option exercises	0.2	–
Payments to retire stock and stock options	(0.2)	(0.2)

Net cash used in financing activities	(5.9)	(6.0)

Net increase in cash and cash equivalents	11.9	150.6
Cash and cash equivalents, beginning of period	120.1	141.6

Cash and cash equivalents, end of period	$132.0	$292.2

Net cash paid for interest	$63.5	$53.1

Net cash paid for income taxes	$0.6	$4.2

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Three Months Ended March 31, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$616.2	100.0%	$–	0.0%	$(8.3)	$607.9
Premium revenues	–	0.0%	117.7	100.0%	–	117.7

Total revenues	616.2	100.0%	117.7	100.0%	(8.3)	725.6

Salaries and benefits (excludes stock compensation)	292.9	47.5%	4.1	3.5%	–	297.0
Supplies	113.1	18.4%	(0.2)	(0.2)%	–	112.9
Medical claims expense	–	0.0%	93.2	79.2%	(8.3)	84.9
Provision for doubtful accounts	53.1	8.6%	–	0.0%	–	53.1
Other operating expenses	95.5	15.5%	7.1	6.0%	–	102.6

Total operating expenses	554.6	90.0%	104.2	88.5%	(8.3)	650.5

Segment EBITDA(2)	61.6	10.0%	13.5	11.5%	–	75.1

Less:
Interest, net	30.2	4.9%	(0.8)	(0.7)%	–	29.4
Depreciation and amortization	30.6	5.0%	1.0	0.9%	–	31.6
Minority interest	0.6	0.1%	–	0.0%	–	0.6
Equity method income	(0.3)	0.0%	–	0.0%	–	(0.3)
Stock compensation	0.9	0.1%	–	0.0%	–	0.9
Loss on disposal of assets	0.6	0.1%	–	0.0%	–	0.6
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3

Income (loss) from continuing operations before income taxes	$(2.3)	(0.4)%	$13.3	11.3%	$–	$11.0

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and discontinued operations, net of taxes. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Three Months Ended March 31, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$683.8	100.0%	$–	0.0%	$(7.7)	$676.1
Premium revenues	–	0.0%	181.9	100.0%	–	181.9

Total revenues	683.8	100.0%	181.9	100.0%	(7.7)	858.0

Salaries and benefits (excludes stock compensation)	319.0	46.7%	8.2	4.5%	–	327.2
Supplies	115.3	16.8%	–	0.0%	–	115.3
Medical claims expense	–	0.0%	150.7	82.9%	(7.7)	143.0
Provision for doubtful accounts	52.5	7.7%	–	0.0%	–	52.5
Other operating expenses	124.3	18.2%	9.5	5.2%	–	133.8

Total operating expenses	611.1	89.4%	168.4	92.6%	(7.7)	771.8

Segment EBITDA(2)	72.7	10.6%	13.5	7.4%	–	86.2

Less:
Interest, net	26.9	3.9%	0.3	0.2%	–	27.2
Depreciation and amortization	30.6	4.5%	1.0	0.5%	–	31.6
Minority interests	0.7	0.1%	–	0.0%	–	0.7
Equity method income	(0.1)	0.0%	–	0.0%	–	(0.1)
Stock compensation	1.2	0.2%	–	0.0%	–	1.2
Monitoring fees and expenses	1.3	0.2%	–	0.0%	–	1.3

Income from continuing operations before income taxes	$12.1	1.7%	$12.2	6.7%	$–	$24.3

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and discontinued operations, net of taxes. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Nine Months Ended March 31, 2008

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$1,763.9	100.0%	$–	0.0%	$(23.5)	$1,740.4
Premium revenues	–	0.0%	333.7	100.0%	–	333.7

Total revenues	1,763.9	100.0%	333.7	100.0%	(23.5)	2,074.1

Salaries and benefits (excludes stock compensation)	837.9	47.5%	11.8	3.5%	–	849.7
Supplies	323.1	18.3%	0.1	0.0%	–	323.2
Medical claims expense	–	0.0%	266.4	79.9%	(23.5)	242.9
Provision for doubtful accounts	156.2	8.8%	–	0.0%	–	156.2
Other operating expenses	280.0	15.9%	22.0	6.6%	–	302.0

Total operating expenses	1,597.2	90.5%	300.3	90.0%	(23.5)	1,874.0

Segment EBITDA(2)	166.7	9.5%	33.4	10.0%	–	200.1

Less:
Interest, net	97.4	5.5%	(4.0)	(1.2)%	–	93.4
Depreciation and amortization	93.6	5.3%	3.2	1.0%	–	96.8
Minority interest	2.3	0.1%	–	0.0%	–	2.3
Equity method income	(0.5)	0.0%	–	0.0%	–	(0.5)
Stock compensation	1.9	0.1%	–	0.0%	–	1.9
Loss on disposal of assets	0.8	0.1%	–	0.0%	–	0.8
Monitoring fees and expenses	5.0	0.3%	–	0.0%	–	5.0

Income (loss) from continuing operations before income taxes	$(33.8)	(1.9)%	$34.2	10.2%	$–	$0.4

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and discontinued operations, net of taxes. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited) - Continued
(In millions)

	Nine Months Ended March 31, 2009

	Acute Care Services	% of Revenues	Health Plans	% of Revenues	Eliminations	Consolidated

Patient service revenues(1)	$1,913.8	100.0%	$–	0.0%	$(25.0)	$1,888.8
Premium revenues	–	0.0%	480.8	100.0%	–	480.8

Total revenues	1,913.8	100.0%	480.8	100.0%	(25.0)	2,369.6

Salaries and benefits (excludes stock compensation)	897.6	46.9%	22.7	4.7%	–	920.3
Supplies	339.7	17.8%	0.2	0.1%	–	339.9
Medical claims expense	–	0.0%	395.7	82.3%	(25.0)	370.7
Provision for doubtful accounts	155.4	8.1%	–	0.0%	–	155.4
Other operating expenses	328.6	17.2%	26.8	5.6%	–	355.4

Total operating expenses	1,721.3	90.0%	445.4	92.7%	(25.0)	2,141.7

Segment EBITDA(2)	192.5	10.0%	35.4	7.3%	–	227.9

Less:
Interest, net	85.3	4.5%	(0.8)	(0.2)%	–	84.5
Depreciation and amortization	93.0	4.8%	3.0	0.6%	–	96.0
Minority interest	2.3	0.1%	–	0.0%	–	2.3
Equity method income	(0.4)	(0.1)%	–	0.0%	–	(0.4)
Stock compensation	3.4	0.2%	–	0.0%	–	3.4
Gain on disposal of assets	(2.1)	(0.1)%	–	0.0%	–	(2.1)
Monitoring fees and expenses	3.9	0.2%	–	0.0%	–	3.9
Realized holding loss on investments	0.6	0.1%	–	0.0%	–	0.6

Income from continuing operations before income taxes	$6.5	0.3%	$33.2	6.9%	$–	$39.7

____________________
(1)

Vanguard eliminates in consolidation those patient service revenues earned by its hospitals and related healthcare facilities attributable to services provided to enrollees in its health plans and also eliminates the corresponding medical claims expenses incurred by its health plans for those services.

(2)

Segment EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, equity method income, stock compensation, gain or loss on disposal of assets, monitoring fees and expenses, realized holding loss on investments and discontinued operations, net of taxes. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates that management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Three months ended March 31,

	2008	2009	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,140	4,135
Discharges	43,838	42,595	(2.8)%
Total adjusted discharges	72,094	73,221	1.6%
Adjusted discharges-hospitals	68,467	69,460	1.5%
Average length of stay	4.46	4.29	(3.8)%
Patient days	195,317	182,872	(6.4)%
Patient revenue per total adjusted discharge	$8,262	$9,054	9.6%
Patient revenue per adjusted discharge-hospitals	$8,317	$8,997	8.2%
Inpatient surgeries	9,366	9,578	2.3%
Outpatient surgeries	18,321	18,931	3.3%
Emergency room visits	153,186	156,940	2.5%

Charity care as a percent of patient
service revenues	3.9%	3.2%

Provision for doubtful accounts as a percent
of patient service revenues	8.7%	7.8%

Net patient revenue payer mix:
Medicare	26.5%	24.7%
Medicaid	6.6%	9.0%
Managed Medicare	14.7%	14.0%
Managed Medicaid	7.4%	8.2%
Managed care	35.5%	35.6%
Commercial	1.0%	0.7%
Self pay	8.3%	7.8%

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics - Continued
(Unaudited)

	Nine months ended March 31,

	2008	2009	% Change

Number of hospitals at end of period	15	15
Licensed beds at end of period	4,140	4,135
Discharges	127,171	126,480	(0.5)%
Total adjusted discharges	212,688	216,489	1.8%
Adjusted discharges-hospitals	201,844	205,510	1.8%
Average length of stay	4.35	4.25	(2.3)%
Patient days	553,662	536,930	(3.0)%
Patient revenue per total adjusted discharge	$8,020	$8,544	6.5%
Patient revenue per adjusted discharge-hospitals	$8,080	$8,634	6.9%
Inpatient surgeries	27,767	28,440	2.4%
Outpatient surgeries	54,535	56,857	4.3%
Emergency room visits	443,407	446,793	0.8%

Charity care as a percent of patient
service revenues	3.6%	3.7%

Provision for doubtful accounts as a percent
of patient service revenues	9.0%	8.2%

Net patient revenue payer mix:
Medicare	26.1%	25.4%
Medicaid	7.7%	7.9%
Managed Medicare	14.0%	13.9%
Managed Medicaid	7.5%	8.8%
Managed care	34.9%	35.1%
Commercial	1.1%	0.9%
Self pay	8.7%	8.0%

Total	100.0%	100.0%

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131